As filed with the Securities and Exchange Commission on February 28, 2018.
Registration No. 33-60222
Registration No. 33-60728
Registration No. 333-08758
Registration No. 333-08760
Registration No. 333-08762
Registration No. 333-66877
Registration No. 333-87639
Registration No. 333-45054
Registration No. 333-59796
Registration No. 333-99003
Registration No. 333-106453
Registration No. 333-117783
Registration No. 333-144916
Registration No. 333-152857
Registration No. 333-165878
Registration No. 333-188434

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 33-60222

FORM S-8 REGISTRATION STATEMENT NO. 33-60728

FORM S-8 REGISTRATION STATEMENT NO. 333-08758

FORM S-8 REGISTRATION STATEMENT NO.  333-08760

FORM S-8 REGISTRATION STATEMENT NO. 333-08762

FORM S-8 REGISTRATION STATEMENT NO. 333-66877

FORM S-8 REGISTRATION STATEMENT NO. 333-87639

FORM S-8 REGISTRATION STATEMENT NO. 333-45054

FORM S-8 REGISTRATION STATEMENT NO. 333-59796

FORM S-8 REGISTRATION STATEMENT NO. 333-99003

FORM S-8 REGISTRATION STATEMENT NO. 333-106453

FORM S-8 REGISTRATION STATEMENT NO. 333-117783

FORM S-8 REGISTRATION STATEMENT NO. 333-144916

FORM S-8 REGISTRATION STATEMENT NO. 333-152857

FORM S-8 REGISTRATION STATEMENT NO. 333-165878

FORM S-8 REGISTRATION STATEMENT NO. 333-188434

UNDER

THE SECURITIES ACT OF 1933

GCI Liberty, Inc.

(Exact name of registrant as specified in its charter)

Alaska	92-0072737
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2550 Denali Street

Suite 1000

Anchorage, Alaska 99503

(907) 868-5600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

General Communication, Inc. Amended and Restated 1986 Stock Option Plan

GCI 401(k) Plan

(Full title of the plan)

Tina Pidgeon, Esq.
General Counsel
GCI Liberty, Inc.
2550 Denali Street
Suite 1000
Anchorage, Alaska 99503
(907) 868-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey R. Kesselman, Esq.

Sherman & Howard L.L.C.

633 17th Street, Suite 3000

Denver, Colorado 80202

(303) 297-2900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
		(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SHARES

Reference is made to (i) Amendment No. 3 to GCI Liberty, Inc.’s (formerly General Communication, Inc.) (the “Company” or “GCI Liberty”) Registration Statement on Form S-4 (File No. 333-219619), which was filed with the Securities and Exchange Commission (the “Commission”) on December 27, 2017 and declared effective by the Commission on December 28, 2017 (the “S-4 Registration Statement”), and (ii) the Agreement and Plan of Reorganization, dated as of April 4, 2017, by and among the Company,  Liberty Interactive Corporation, a Delaware corporation (“Liberty”), and Liberty Interactive LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Liberty (“LI LLC”) (as amended by Amendment No. 1 to Reorganization Agreement, dated as of July 19, 2017, by and among the Company, Liberty, and LI LLC, and Amendment No. 2 to Reorganization Agreement, dated as of November 8, 2017, by and among the Company, Liberty, and LI LLC, and as may be further amended or supplemented, the “Reorganization Agreement”).  The S-4 Registration Statement relates to, among other things, the reclassification of the Company’s Class A common stock, no par value (“GNCMA”), and the Company’s Class B common stock, no par value (“GNCMB”, and together with GNCMA, the “Reclassified Common Stock”), into the GCI Liberty Class A-1 common stock, no par value (the “GCI Liberty Class A-1 Common Stock”), and GCI Liberty Class B-1 common stock, no par value (the “GCI Liberty Class B-1 Common Stock”), respectively, pursuant to the Restated Articles (as defined below) and in accordance with the terms of the Reorganization Agreement (the “Reclassification”).

On February 20, 2018, the Company received notice from the Commissioner of the Department of Commerce, Community and Economic Development of the State of Alaska that its amended and restated articles of incorporation (the “Restated Articles”) were accepted for filing, and as a result, among other things, the Reclassification was effective.  These post-effective amendments (these “Post-Effective Amendments”), filed by the Company, deregisters the shares of Reclassified Common Stock issuable under the following plans, which were registered on the following Registration Statements on Form S-8 filed by the Company with the Commission (each, a “Registration Statement” and collectively, the “Registration Statements”), and that remain unsold as of the date of these Post-Effective  Amendments:

•                  Registration Statement on Form S-8 (No. 33-60222), which was filed with the Commission on April 5, 1993, pertaining to the registration of Reclassified Common Stock issuable under the Revised 1986 Stock Option Plan, now known as the Amended and Restated 1986 Stock Option Plan (the “GCI 1986 Stock Option Plan”);

•                  Registration Statement on Form S-8 (No. 33-60728), which was filed with the Commission on April 5, 1993, pertaining to the registration of Reclassified Common Stock issuable under the General Communication, Inc. Qualified Employee Stock Purchase Plan, now known as the GCI 401(k) Plan (the “GCI 401(k) Plan”);

•                  Registration Statement on Form S-8 (No. 333-08758), which was filed with the Commission on August 24, 1995, pertaining to the registration of Reclassified Common Stock issuable under the GCI 1986 Stock Option Plan;

•                  Registration Statement on Form S-8 (No. 333-08760), which was filed with the Commission on September 27, 1995, pertaining to the registration of Reclassified Common Stock issuable under the GCI 401(k) Plan;

•                  Registration Statement on Form S-8 (No. 333-08762), which was filed with the Commission on February 20, 1998, pertaining to the registration of Reclassified Common Stock issuable under the GCI 1986 Stock Option Plan;

•                  Registration Statement on Form S-8 (No. 333-66877), which was filed with the Commission on November 6, 1998, pertaining to the registration of Reclassified Common Stock issuable under the GCI 401(k) Plan;

2

•                  Registration Statement on Form S-8 (No. 333-87639), which was filed with the Commission on September 23, 1999, pertaining to the registration of Reclassified Common Stock issuable under the GCI 1986 Stock Option Plan;

•                  Registration Statement on Form S-8 (No. 333-45054), which was filed with the Commission on September 1, 2000, pertaining to the registration of Reclassified Common Stock issuable under the GCI 401(k) Plan;

•                  Registration Statement on Form S-8 (No. 333-59796), which was filed with the Commission on April 30, 2001, pertaining to the registration of Reclassified Common Stock issuable under the GCI 1986 Stock Option Plan;

•                  Registration Statement on Form S-8 (No. 333-99003), which was filed with the Commission on August 30, 2002, pertaining to the registration of Reclassified Common Stock issuable under the GCI 1986 Stock Option Plan;

•                  Registration Statement on Form S-8 (No. 333-106453), which was filed with the Commission on  June 25, 2003, pertaining to the registration of Reclassified Common Stock issuable under the GCI 401(k) Plan;

•                  Registration Statement on Form S-8 (No. 333-117783), which was filed with the Commission on July 30, 2004, pertaining to the registration of Reclassified Common Stock issuable under the GCI 1986 Stock Option Plan;

•                  Registration Statement on Form S-8 (No. 333-144916), which was filed with the Commission on  July 27, 2007, pertaining to the registration of Reclassified Common Stock issuable under the GCI 1986 Stock Option Plan;

•                  Registration Statement on Form S-8 (No. 333-152857), which was filed with the Commission on August 7, 2008, pertaining to the registration of Reclassified Common Stock issuable under the GCI 401(k) Plan;

•                  Registration Statement on Form S-8 No. (333-165878), which was filed with the Commission on April 2, 2010, pertaining to the registration of Reclassified Common Stock issuable under the GCI 401(k) Plan; and

•                  Registration Statement on Form S-8 (No. 333-188434), which was filed with the Commission on May 8, 2013, pertaining to the registration of Reclassified Common Stock issuable under the GCI 401(k) Plan.

As a result of the Reclassification, (a) GNCMA is no longer outstanding, and has been reclassified into the GCI Liberty Class A-1 Common Stock and (b) GNCMB is no longer outstanding, and has been reclassified into the GCI Liberty Class B-1 Common Stock, in each case, pursuant to the Restated Articles and in accordance with the terms of the Reorganization Agreement.  Accordingly, the Company has terminated all offerings of its Reclassified Common Stock pursuant to its existing registration statements on file with the Commission, including each of the Registration Statements.  In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under the Registration Statements that remain unsold as of the date of these Post-Effective Amendments.

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the above-referenced Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Anchorage, Alaska, on February 28, 2018.

GCI LIBERTY, INC.

By:	/s/ Peter Pounds
Name:	Peter Pounds
Title:	Senior Vice President & Chief Financial Officer

 In reliance on Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the Registration Statements.

4